SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                   ..................................

                                FORM 8-K
                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                             July 23, 2008
            Date of report (Date of earliest event reported)

                   ..................................


                         EXCEL TECHNOLOGY, INC.
           (Exact Name of Registrant as Specified in Charter)

       Delaware                   0-19306               11-2780242
(State or Other Juris-       (Commission File No.)    (IRS Employer
diction of Incorporation)                           Identification No.)


                41 Research Way, East Setauket, NY 11733
      (Address of principal executive offices, including zip code)

                             (631) 784-6175
         (Registrant's telephone number, including area code)

                   ..................................

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))









ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 23, 2008 the Registrant announced results for its second quarter ended June 27, 2008. A copy of the press release is attached as an exhibit.

ITEM 9.01.  Financial Statements and Exhibits.
       (d)  Exhibits
            99.1  Press Release of Excel Technology, Inc., issued
                  July 23, 2008.

                              Signatures
                              ..........

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 25, 2008

                           EXCEL TECHNOLOGY, INC.

                           By:  /s/ Alice Varisano
                                .......................
                                Alice Varisano
                                Chief Financial Officer


FOR IMMEDIATE RELEASE                      Contact:  Alice Varisano, CFO
                                                            or
                                                     Investor Relations
                                                        631-784-6175


            EXCEL TECHNOLOGY ANNOUNCES RESULTS FOR Q2 2008

                           QUARTERLY RESULTS

     - Sales:       $40.7 million for 2008 vs. $40.5 million for 2007
                    (0.4% increase)
     - Net Income:  $4.6 million for 2008 vs. $4.5 million for 2007
                    (2.1% increase)
     - EPS:         $0.42 for 2008 vs. $0.37 for 2007 per diluted share
                    (13.5% increase)

EAST SETAUKET, N.Y., July 23, 2008 - Excel Technology, Inc. (NASDAQ:
XLTC) today announced second quarter results for the quarter ended June
27, 2008.

     - Sales: Excel reported revenues of $40.7 million for the quarter ended June 27, 2008 compared to $40.5 million in sales for the quarter ended June 29, 2007, an increase of 0.4% or $0.2 million. Sales for the six months decreased 1.8% to $80.0 million for the six months ended June 27, 2008 as compared to $81.5 million for the same period last year.

     - Pretax Income decreased 4.2% to $6.3 million for the second quarter of 2008 as compared to $6.5 million for the same period last year. Pretax income decreased 7.8% for the six months ended June 27, 2008 to $11.9 million as compared to $12.9 million for the same period last year.

     - Net Income increased 2.1% to $4.6 million for the second quarter of this year as compared to $4.5 million in the same period last year. For the six months ending June 27, 2008 net income decreased 2.5% to $8.9 million as compared to $9.2 million for the same period last year.

     - EPS: Net income per share on a diluted basis increased 13.5% to $0.42 for the quarter ended June 27, 2008 compared to the $0.37 per share on a diluted basis reported for the quarter ended June
        29, 2007.   EPS for the six months ending June 27, 2008
        increased 8.1% to $0.80 per diluted share from $0.74 for the same period last year.

Antoine Dominic, Chief Executive Officer stated, "Overall we had a very good quarter in Revenues and Profit considering the current macro economic condition. Our year-to-date bookings have increased 9.5% over the same period last year, which is quite good. These increased bookings are a direct result of increased new product offerings, broadening our product portfolio and expanding our global presence. We were unable to capitalize on our stock buy back program during the
quarter due to the on-going merger negotiations with GSI.   We have a
healthy backlog going into the next quarter and we are optimistic in achieving our objectives in 2008."

Alice Hughes Varisano, Chief Financial Officer, concluded, "Sales increased 0.4% and decreased 1.8% for the quarter and six months ended June 27, 2008 to $40.7 million from $40.5 million and to $80.0 million from $81.5 million, respectively. Bookings increased 26.6% and 9.5% for the quarter and six months ended June 27, 2008 to $43.7 million from $34.6 million and to $82.7 million from $75.5 million, respectively. Operating income for the quarter ended June 27, 2008 increased 2.1% to $5.8 million from $5.7 million. The Company's interest income decreased 50.4% for the quarter ended June 27, 2008 to $418 thousand from $843 thousand due to decreased interest rates and the cumulative cash utilized for the stock buy back. The backlog increased 24.6% to $37.4 million as compared to $30.0 million for the second quarter of 2007."

This news release contains forward-looking statements, which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2007. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Excel and its wholly owned subsidiaries manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial and scientific applications.

                           FINANCIAL SUMMARY
          (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    FOR THE               FOR THE
                                 QUARTER ENDED        SIX MONTHS ENDED
                              ....................  ...................
                               JUNE 27,   JUNE 29,   JUNE 27,   JUNE 29,
                                 2008       2007       2008       2007
                              .........  .........  .........  .........
Net Sales & Services          $  40,705  $  40,532  $  80,039  $  81,473
Cost of Sales and Services    $  22,092  $  22,470  $  44,328  $  45,570
                              .........  .........  .........  .........
Gross Profit                  $  18,613  $  18,062  $  35,711  $  35,903
Operating Expenses:
  Selling & Marketing         $   5,167  $   4,619  $   9,934  $   8,946
  General & Administrative    $   3,823  $   3,944  $   7,497  $   8,118
  Research and Development    $   3,787  $   3,783  $   7,673  $   7,609
                              .........  .........  .........  .........
Operating Income              $   5,836  $   5,716  $  10,607  $  11,230
Interest Income, net          $     418  $     843  $   1,051  $   1,624
Other Income (Expense)        $      10  $    (18)  $     273  $      80
                              .........  .........  .........  .........
Pre-Tax Income                $   6,264  $   6,541  $  11,931  $  12,934
Provision for Income Taxes    $   1,655  $   2,028  $   2,995  $   3,766
                              .........  .........  .........  .........
Net Income                    $   4,609  $   4,513  $   8,936  $   9,168
                              .........  .........  .........  .........
                              .........  .........  .........  .........

Net Income Per Common
  Share - Basic               $    0.42  $    0.37  $    0.82  $    0.76
Weighted Average Common
  Shares Outstanding - Basic     10,859     12,063     10,934     12,085
Net Income Per Common
  Share - Diluted             $    0.42  $    0.37  $    0.80  $    0.74
Weighted Average Common Shares
  Outstanding - Diluted          11,031     12,352     11,125     12,380

                BALANCE SHEET & SELECTED FINANCIAL DATA

                                                 JUNE 27,   DECEMBER 31,
                                                   2008        2007
                                               (UNAUDITED)   (AUDITED)
                                                ..........  ...........

Cash & Cash Equivalents                         $   25,839  $     9,981
Investments                                     $        0  $    47,550
Accounts Receivable, net                        $   26,493  $    24,008
Inventory                                       $   35,793  $    33,792
Other Current Assets                            $    3,841  $     6,217
                                                ..........  ...........
Total Current Assets                            $   91,966  $   121,548
Investments                                     $   29,602  $         0
Property, Plant & Equipment, net                $   24,116  $    24,679
Other Non-Current Assets & Goodwill             $   34,707  $    34,305
                                                ..........  ...........
Total Assets                                    $  180,391  $   180,532
                                                ..........  ...........
                                                ..........  ...........

Accounts Payable                                $    6,438  $     5,090
Accrued Expenses and
  Other Current Liabilities                     $   11,155  $     8,659
                                                ..........  ...........
Total Current Liabilities                       $   17,593  $    13,749
Other Non-Current Liabilities                   $    4,000  $     5,068
Minority Interest in Subsidiary                 $      150  $       128
Stockholders' Equity                            $  158,648  $   161,587
                                                ..........  ...........
Total Liabilities & Stockholders' Equity        $  180,391  $   180,532
                                                ..........  ...........
                                                ..........  ...........

Working Capital                                 $   74,373  $   107,799